                          TRANSITION PAYMENT AGREEMENT
                          RELEASE AND WAIVER OF CLAIMS

         UtiliCorp United Inc. ("UtiliCorp") and Charles K. Dempster ("You") agree as follows:

         1. Your active employment status with UtiliCorp will end on March 31, 2000, at which time You will retire from employment with UtiliCorp. In addition:

         (a) You may or may not be required to perform services for UtiliCorp or its affiliates after March 31, 2000. UtiliCorp will notify You in writing if You are needed to perform additional services at any time following March 31, 2000. If You are so notified, You agree to: (i) cooperate and assist UtiliCorp and its affiliates in the orderly transition of management, and (ii) cooperate and assist UtiliCorp and its affiliates in the investigation and handling of any actual or threatened court action, arbitration or administrative proceeding involving any matter that arose during Your employment (including but not limited to, testifying in deposition and/or in court and providing information to UtiliCorp and its affiliates). UtiliCorp agrees to reimburse You for all out-of-pocket expenses incurred by You in connection with such cooperation and assistance. Your obligation to cooperate and assist under this Agreement terminates on June 30, 2001, or on termination of this Agreement by uncured breach of this Agreement by UtiliCorp, whichever occurs first.

         (b) In addition to the above, You are available as reasonably requested by the Chief Executive Officer and/or President of UtiliCorp, to consult on United States or International projects, on terms and conditions agreed to by You and UtiliCorp.

         2. You shall be deemed to have voluntarily retired from Your positions at UtiliCorp and any of UtiliCorp's affiliates, effective the end of the day March 31, 2000 (Your "Retirement Date"). You further agree to execute all documents necessary to implement Your retirement effective on or before Your Retirement Date. There will be a mutually agreed upon internal and external announcement that will be released following execution of this Agreement.

         3. As consideration for Your execution of this Transition Payment Agreement, Release and Waiver of Claims ("Agreement"), UtiliCorp agrees to make payments and provide the benefits set forth in Exhibit A. These payments and benefits are in addition to any payments or benefits for which You would be eligible if You did not sign this Agreement, and are the entire payments and benefits which You will receive pursuant to this Agreement.

         4. The benefits provided under any UtiliCorp-sponsored employee benefit plan will be subject to all terms and conditions set forth therein.

         5. In exchange for this Agreement, You (on behalf of You and anyone claiming through or on behalf of You), release UtiliCorp and UtiliCorp's affiliates, their successors and assigns, and all of their past and present employees, officers, directors, and agents from any and all claims, demands and causes of action You have or may have had against any of them prior to the date You sign this Agreement, to the maximum extent permitted by law. This release includes, but is not limited to, any and all claims, demands and causes of action which are related to or concern: Your employment and Your resignation from employment; attorneys' fees or costs; the UtiliCorp Workforce Transition Program; discrimination under local, state or federal law; the Missouri Service Letter Statute; the Age Discrimination in Employment Act; Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Americans With Disabilities Act; the Employee Retirement Income Security Act; and, the Family and Medical Leave Act, all to the maximum extent permitted by law. This Release does not include (a) any rights or benefits as set forth in Exhibit A to this Agreement, or (b) any vested benefits, as of Your Retirement Date, under any UtiliCorp-sponsored employee benefit plans, in accordance with the terms of such plans.

         6. In exchange for this Agreement, UtiliCorp and UtiliCorp's affiliates, their successors and assigns, release You, Your heirs, successors and assigns, from any and all claims, demands and causes of action which they have or may have against them prior to the date this agreement is signed to the maximum extent permitted by law. This Release does not include any rights You or they have under this Agreement.

         7. This Agreement is not admission of wrongdoing or liability by You, UtiliCorp or any of the individuals or entities set forth in Paragraphs 5 and 6, above. Any and all such wrongdoing or liability is expressly denied.

         8. You represent that You will have returned all UtiliCorp's and UtiliCorp's affiliates' files, records, documents, plans, drawings, specifications, equipment, software, pictures, videotapes, or any property or other items of UtiliCorp or UtiliCorp's affiliates or concerning the business of UtiliCorp or UtiliCorp's affiliates, whether prepared by You or otherwise coming into Your possession or control by March 31, 2000; provided, however, UtiliCorp will transfer ownership of the Toshiba laptop computer to You effective on Your Retirement Date.

         9. You agree that You shall not at any time, except as authorized by the Chairman and Chief Executive Officer of UtiliCorp, communicate, divulge or use, for Your own benefit or for the benefit of any other person, firm, or corporation, any confidential or proprietary information concerning UtiliCorp's and UtiliCorp's affiliates' business, including but not limited to UtiliCorp's and UtiliCorp's affiliates' operations, services, materials, policies, and the manner in which they are developed, marketed, and provided, and such other information regarded as trade secrets or confidential or proprietary information under any applicable law, including without limitation information that is attorney work product or attorney-client privileged. These provisions do not apply to data or information that are in the public domain, or are subsequently released by UtiliCorp to the public domain.

         10.  UtiliCorp agrees:

         (a) Except as set forth in paragraph 10(b), to the maximum extent permitted by applicable law, to continue to defend and indemnify You in any lawsuit and/or administrative proceeding pending against You as of the date of this Agreement, and to further defend and indemnify You in any lawsuit and/or administrative proceeding filed in the future so long as your actions which are or may be the subject of litigation and/or administrative proceedings were taken: (i) within the course and scope of Your employment with UtiliCorp or as a director with any UtiliCorp affiliate; (ii) in good faith and in the manner You reasonably believe to be in or not opposed to the best interests of UtiliCorp; and (iii) with respect to any criminal action or proceeding, without any reasonable cause by You to believe Your actions were unlawful. You must notify UtiliCorp of any written claims made against You within seven (7) calendar days after You are notified of such claims and to otherwise cooperate and assist UtiliCorp and its agents in any defense; and,

         (b) To indemnify You as a former member of the Board of Directors of Aquila Gas Pipeline Corporation ("AQP"), in connection with the case IN RE: AQUILA GAS PIPELINE CORPORATION SHAREHOLDERS LITIGATION, CONSOLIDATED CASE NO. 16775 (the "Litigation"), in accordance with the resolutions passed by the Board of Directors of UtiliCorp during the May 4 and 5, 1999 meeting (the "Resolutions"). In accordance with Section 145(e) of the Delaware Corporation Law, You agree to repay to UtiliCorp any expenses advanced to You by UtiliCorp in connection with the Litigation, and all other Indemnified Matters (as defined in the Resolutions), if it shall ultimately be determined that You are not entitled to be indemnified against such expenses.

         11. The content of this Agreement, and Your discussions with UtiliCorp pertaining to it, are confidential. You will not communicate or allow the communication in any manner with respect to the content of this Agreement, and the discussions pertaining to it, except that the Agreement may be disclosed by You to Your immediate family members, to Your attorneys and accountant, tax consultant, financial planner and to governmental taxing authorities or regulatory agencies, or as may otherwise be required by law. UtiliCorp agrees that the contents of the Agreement will not be disclosed to anyone other than those persons and entities with a need to know for legitimate business purposes, unless otherwise required by a regulatory agency or by law; disclosure by UtiliCorp to the extent necessary to implement future obligations of UtiliCorp will not constitute a breach of this paragraph.

         12. If either You or UtiliCorp believe that the other party to this Agreement has breached its obligations under this Agreement, then the party claiming a breach will provide notice to the other party, in writing, including a statement of the specific manner in which the party believes that this Agreement has been breached. If the breach is not cured, or cannot reasonably be cured, within thirty (30) days following notice, then the parties, subject to Paragraph 16, and at their respective options, will be entitled to proceed as follows:

         (a) If UtiliCorp substantially and materially breaches any provision of this Agreement, payment of any remaining benefits on Exhibit A shall be accelerated and not be recoverable by UtiliCorp as long as You have not also substantially breached this Agreement. You may also pursue any other available remedies for such breach, including but not limited to recovery of Your costs and attorneys' fees.

         (b) If You substantially and materially breach any provision of this Agreement, and UtiliCorp has not also substantially and materially breached this Agreement, then UtiliCorp, at its option, will be entitled to immediately cease all remaining payments and benefits under this Agreement. UtiliCorp may also pursue any other available remedies for such breach, including but not limited to recovery of its costs and attorneys' fees.

         13. You received this version of the Agreement on February 10, 2000. This Agreement has been modified in material respects from the first date presented to You based on mutual agreement of You and UtiliCorp. You have been advised in writing to consult with an attorney before signing this Agreement. You have been provided more than twenty-one (21) calendar days after initially receiving this Agreement within which to sign it and return the signed original to UtiliCorp, and You agree that the last day You have to sign and return this Agreement is March 15, 2000. You may revoke this Agreement within seven (7) calendar days after You sign it, by providing written notice of such revocation to UtiliCorp before the expiration of such seven (7) day period. This Agreement is effective and enforceable on the eighth (8th) calendar day after You and UtiliCorp have both signed it, if not revoked prior to that time (the "Effective Date").

         14. You acknowledge that no representations have been made to You by UtiliCorp, UtiliCorp's affiliates, or other agents or legal counsel regarding the tax implications of any payments made pursuant to this Agreement. All liability for the employee's share of federal, state, and local taxes (including FICA) remains with You, unless otherwise agreed to in writing by UtiliCorp, and UtiliCorp shall deduct all required withholdings from the consideration payable under this Agreement, giving consideration to Your current legal residence and employment location in Colorado.

         15. This Agreement shall be construed in accordance with the laws of the State of Missouri.

         16. You and the Company agree that if a dispute arises out of or is related to this Agreement or Your employment by the Company, other than a dispute regarding the obligations under Paragraphs 8, 9 or 11, such dispute shall, if not earlier resolved by negotiations of the parties or in accordance with Paragraph 12, be submitted to binding arbitration under the Employment Rules of the American Arbitration Association, or the equivalent. Either party may provide written notice to the other party that the dispute is not able to be resolved by negotiation and such notifying party shall then contact the American Arbitration Association for appointment of an arbitrator to resolve such dispute. Any arbitration hearing shall take place in Jackson County, Missouri. In addition to all other remedies otherwise available to the Company, the Company shall have the right to injunctive relief to restrain and enjoin any actual or threatened breach of the provisions of Paragraphs 8, 9, or 11.

         17. This Agreement, including Exhibit A, contains the entire agreement of the parties with respect to the matters contemplated by this Agreement; provided, however, the terms of any employee benefit plan or insurance contract under which You are receiving benefits or insurance pursuant to this Agreement will control if there is any inconsistency between this Agreement and any employee benefit plan or insurance contract. No change, modification or waiver of any provisions of this Agreement will be valid unless in writing and signed by the parties to be bound.

         18. You represent and agree that You freely and voluntarily executed this Agreement, and that no promise, inducement or agreement not expressed in this Agreement has been made to You by UtiliCorp or any of the UtiliCorp affiliates.

         19. This Agreement is binding on and inures to the benefit of UtiliCorp's successors and assigns and Your heirs and assigns, except that any services to be provided by You under this Agreement shall only be performed by You.

         20. Unless either party notifies the other contrary, any notice required by this Agreement shall be duly given if delivered in person or by certified, first-class mail (a) if to UtiliCorp, to the Chairman and Chief Executive Officer at 20 West 9th Street, Kansas City, Missouri 64105, and (b) if to You, at your current address.



Dated:     3/12/00                    /s/ Charles K. Dempster
       ----------------------         ----------------------------------------
                                      Charles K. Dempster



                                      UTILICORP UNITED INC.


Date:      4/4/00                     By:   /s/ Richard C. Green, Jr.
      -----------------------             -------------------------------------
                                          Richard C. Green, Jr.
                                          Chairman and Chief Executive Officer

----------------------------------------------------------------------------------------------

                                          EXHIBIT A

                                       CHUCK DEMPSTER
----------------------------------------------------------------------------------------------
          BENEFIT                 DESCRIPTION                         ACTION
---------------------------- ----------------------- -----------------------------------------
TRANSITION  PAYMENT          $1, 610,477.00, less    The lump sum will be paid on April 1,
                             applicable              2000.
                             withholdings.
---------------------------- ----------------------- -----------------------------------------
1999 ANNUAL INCENTIVE PLAN   Per Applicable Annual   Paid in restricted stock per prior
                             Incentive Plan.         election.  Restrictions will be lifted
                                                     immediately following Retirement Date.
---------------------------- ----------------------- -----------------------------------------
1999 LONG TERM INCENTIVE     Per Applicable Long     Paid 50% restricted stock, 50% CAP, per
PLAN                         Term Incentive Plan.    prior election.  Restrictions will be
                                                     lifted immediately following Retirement
                                                     Date.
---------------------------- ----------------------- -----------------------------------------
CAP                          Per election.           15 year distribution with equal
                                                     quarterly installments (60 payments
                                                     total) @ 130% of Moody's Corporate
                                                     Index rate, calculated in accordance
                                                     with the CAP terms in effect prior to
                                                     October 1, 1999, commencing on or about
                                                     60 days following Your Retirement Date.
---------------------------- ----------------------- -----------------------------------------
RESTRICTED STOCK             Shares held as of       Restrictions lifted based on prior
                             March 31, 2000.         elections, or immediately following
                                                     Retirement Date if no prior
                                                     elections applicable.
---------------------------- ----------------------- -----------------------------------------
STOCK OPTIONS                195,102 Shares; Black   Fully vested effective April 1, 2000;
                             Sholes value is         UtiliCorp will purchase from You on
                             $569,697.84.            April 1, 2000 in a lump sum (less
                                                     applicable tax withholding) at Black
                                                     Sholes value.
---------------------------- ----------------------- -----------------------------------------
EMPLOYEE STOCK PURCHASE      Balance as of March     Balance paid to You on April 1, 2000.
PLAN                         31, 2000.
---------------------------- ----------------------- -----------------------------------------
PENSION                      Per Plan and Your       Commence payments per Plan based on
                             Election.               Retirement Date.
---------------------------- ----------------------- -----------------------------------------
401(k)                       Per Plan and Your       Per Your post-Retirement Date election
                             Election.               and Plan provisions.
---------------------------- ----------------------- -----------------------------------------
SCRP                         Per Plan and Your       15 year distribution with quarterly
                             Election.               installments (adjusted quarterly for
                                                     investment performance), commencing on
                                                     or about 60 days following Retirement
                                                     Date.
---------------------------- ----------------------- -----------------------------------------
SERP                         Per Plan.               Commence payments per Plan based on
                                                     Retirement Date.
---------------------------- ----------------------- -----------------------------------------
TAX PREPARATION              1999 tax year.          UtiliCorp will pay for Arthur Anderson
                                                     to prepare Your individual tax returns
                                                     for Federal, State and United Kingdom;
                                                     UtiliCorp will also pay for Arthur
                                                     Anderson support through any audit that
                                                     may arise from Your 1999 or prior year
                                                     tax returns prepared by Arthur Anderson.
---------------------------- ----------------------- -----------------------------------------
HEALTH AND DENTAL            Per Plan.               You may elect (a) retiree coverage on
                                                     April 1, 2000 if You elect to commence
                                                     Pension benefits as of Your Retirement
                                                     Date, OR (b) COBRA coverage for 18
                                                     months (no option to elect retiree
                                                     coverage thereafter), per Plan terms.
---------------------------- ----------------------- -----------------------------------------
VISION                       Per Plan.               You may elect COBRA coverage for 18
                                                     months, per Plan terms.
---------------------------- ----------------------- -----------------------------------------